Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Qualigen Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities (1)(2)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other	5,157,087	(3)	$1.18	(4)	$6,085,363	(4)	0.0001102	$670.61
	Total Offering Amounts							$6,085,363			670.61
	Total Fees Previously Paid							—			670.61
	Total Fee Offsets							—			—
	Net Fees Due										$—

(1)	No new securities are being registered on this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (the “Restored S-3 Registration Statement”) and all registration fees were previously paid at the time the Registration Statement on Form S-3 (Registration No. 333-269088) (the “Original S-3 Registration Statement”) was initially filed on December 30, 2022.

(2)	These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in Exhibit 107 to the Original S-3 Registration Statement and in Exhibit 107 to the Form S-1 Registration Statement.

(3)	Represents the initial maximum number of shares that may be issuable to the selling stockholder named in this registration statement pursuant to the terms of an 8% Senior Convertible Debenture in the aggregate principal amount of $3,300,000 issued to the selling stockholder on December 22, 2022 (the “Debenture”) and a warrant issued to such selling stockholder in connection with the issuance of the Debenture. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder.

(4)	This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on December 29, 2022, as reported on the Nasdaq Capital Market.